UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 7, 2018

Midland States Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2018, Midland States Bancorp, Inc. (the “Company”) appointed R. Robert Funderburg, Jr. as a Class III director of the Company, which appointment was agreed to in connection with the Company’s acquisition of Alpine Bancorporation, Inc. (“Alpine”), which closed on February 28, 2018.

The terms of the Company’s acquisition of Alpine provide that if Mr. Funderburg continues to beneficially own Company common stock with a market value of at least $10 million, then Mr. Funderburg will be re-nominated for election at the Company’s 2019 annual meeting of shareholders as a Class III director for a three-year term.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of shareholders (the “Annual Meeting”) of the Company was held on May 7, 2018. There were a total of 23,613,658 shares of common stock outstanding as of the record date for the Annual Meeting, of which 18,358,229 were present in person or by proxy at the meeting, representing 77.7% of the outstanding shares eligible to vote.

Proposal 1:

A proposal to elect three nominees to serve as Class II directors, each for a term expiring at the 2021 annual meeting of shareholders, was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

	Number of Shares	Number of Shares
Nominees	Voted For	Voted Against	Abstentions	Broker Non-Votes
Deborah A. Golden	13,558,349	1,831,594	58,333	—
Dwight A Miller	14,056,355	1,362,371	59,550	—
Robert F. Schultz	14,167,825	1,294,876	15,575	—

Proposal 2:

A proposal to approve an amendment to the articles of incorporation of the Company to increase the number of directors to no fewer than seven and no greater than thirteen was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

	Number of Shares	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Non-Votes
Increase the Number of Directors	15,341,021	105,886	31,369	—

Proposal 3:

A proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

	Number of Shares	Number of Shares
	Voted For	Voted Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Crowe Horwath LLP	18,251,413	33,307	73,509	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2018	MIDLAND STATES BANCORP, INC.

	By:	/s/ Douglas J. Tucker
	Name:	Douglas J. Tucker
	Title:	Senior Vice President and Corporate Counsel